UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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CELGENE CORPORATION

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Additional 2014 Proxy Materials Celgene (NASDAQ: CELG)

Forward Looking Statements
and Non-GAAP Financial Information

This presentation contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,”
“believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-
looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the
Securities and Exchange Commission.
In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-
recurring items. Other companies may define these measures in different ways. Further information relevant to the interpretation of adjusted financial measures, and reconciliations of these adjusted financial measures to the most comparable GAAP measures, may be found in the Reconciliation
Tables at the end of this presentation and on Celgene’s website at www.Celgene.com in the “Investor
Relations” section.

Agenda • Celgene Overview • Proposal to Amend the 2008 Equity Plan • Stockholder Proposal on Disclosure of Political Activity 3

Celgene

Revlimid®

Abraxane®

Vidaza®

ISTODAX®

THALOMID®

Pomalyst® / Imnovid®

Otezla®
(apremilast) tablets

We Are a Leading Global Biopharmaceutical Company

• Operations in >50
countries
• Sales in >70 countries
• Manufacturing facilities
in US and EU
• Key research facilities
in NJ, CA, MA & Spain
• ~5,000 employees
globally
Global, Fully
Integrated
Portfolio of
Leading Products
• Expertise in
hematology, oncology,
and immunology
• Diverse technology
platforms
• Rich pipeline
– 30 programs in
preclinical development
– 22 treatments in
clinical trials
– 30 pivotal / phase III
programs underway
Unique R&D
Capability

Operating Margin

ROIC
Average Invested Capital
$ Billion
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2008
2009
2010
2011
2012
2013
Capital Base Net of Cash*
Capital Base Including Cash*
ROIC Net of Cash*
ROIC

We Have a Strong 5-Year Financial Track Record

Notes: 1) Net Product Sales adjusted for 2008-2011, 2) CAGR calculated using 2008 to 2013. *For purposes of this calculation, cash includes cash and cash equivalents and marketable securities available for sale.
Net Product Sales
1
($B)
Adjusted EPS ($)
48.4%
23.4%
5.1%
23.2%
R&D
SG&A
COGS
Adjusted Margins
$2.6
$3.5
$4.7
$5.4
$6.4
2009 2010 2011 2012 2013
~25%
CAGR
$2.08
$2.79
$3.79
$4.91
$5.96
2009 2010 2011 2012 2013
~31%
CAGR 2
41.0%
26.0%
25.4%
8.0%
2
2009 2010 2011 2012 2013

Our Performance Has Led to Significant Value Creation
CELG NBI BTK COMP SPX
1-year 115% 66% 51% 38% 30%
3-year 186% 144% 80% 57% 47%
5-year 206% 225% 260% 165% 105%
10-year 1406% 227% 376% 108% 66%

Note:  Periods are for calendar year; amounts based on quoted market prices and excludes reinvestment of dividends.
CELG:  Celgene
NBI:  NASDAQ Biotech Index
BTK:  NYSE ARCA Biotech Index
COMP:  NASDAQ Composite
SPX:  S&P 500
Celgene Performance Relative to Key Indices

Recent Operational Achievements Are Expected
to Sustain Our Growth Profile Through 2017

$13-$14
$6.4
$8.5-$9.5
~$15
$5.96
$9-$9.50
Adjusted EPS ($)
Key Operational Achievements
Launched 2 New Products
POMALYST
®
/IMNOVID
®
for 3  -line+
multiple myeloma in the U.S. and Europe
OTEZLA
®
for psoriatic arthritis in the U.S.
Received key label expansions
REVLIMID
®
approvals for non-del 5(q)
MDS in Europe and mantle cell lymphoma
in the U.S.
ABRAXANE
®
approvals in the U.S. for
pancreatic and non-small cell lung cancers
and in Europe for pancreatic cancer
Achieved >10 positive phase III data
readouts with POMALYST
®
, OTEZLA
®
,
REVLIMID
®
and ABRAXANE
®
Advanced pipeline:
>30 pivotal / phase III programs underway
22 treatments in over 100 clinical trials in
over 50 diseases
2013 2015E 2017E
Net Product Sales ($B)
~21%
CAGR
2013 2015E 2017E
rd
~26%
CAGR

Our Equity Plan Is a Critical Tool
to Delivering on Our 2017 Financial Targets
The primary purpose of the Plan is to enable us to attract, retain, and motivate key employees who are important to our success by aligning their interests with those of our stockholders.
– Approximately 5% of equity awards are granted to NEO’s and Directors
– Employees at all levels are eligible to participate in the plan
– Approximately 60% of granted equity awards are options vs. the peer average of 23%
– Stock options represent a minimum of 50% of the total equity awarded in the Equity Choice program
– Stock options are intended to align our broad employee base with the performance of the stock
– High performing employees are eligible to receive additional incentive equity awards
– Performance-based equity grants are part of the Long-term Incentive Plan (LTIP) and are granted to senior executives as part of their compensation packages
– We are building a global Inflammation & Immunology franchise that is a significant portion of the 2017 financial targets and is expected to contribute to growth beyond 2017
– We are hiring thought leaders and innovators in key functions in our existing Hematology Oncology franchise who are critical to our long-term success
– The value of future broad-based equity grants are planned to be reduced post-split (provided stockholders approve Proposal Three to amend the Certificate of Incorporation and split the stock)
– In the Equity Choice program, the option to RSU conversion ratio changed to 4:1 from 3:1 in 2013

Our Plan has broad participation across the employee base
Our Plan is more option centric relative to our peer group
Our Plan is critical in retaining employees who provide the greatest value creation
Our Plan is essential in attracting top talent in a highly competitive marketplace
Our Plan is evolving to further minimize dilution

The Plan Has Several Stockholder-Friendly Features
The Plan has several features designed to protect stockholder interests and promote effective corporate governance, including:

The Plan is administered by the Compensation Committee comprised solely of independent directors
Stock options have a term set by the Compensation Committee up to a maximum of ten years
The exercise price of a stock option cannot be granted below the fair market value of a share of common stock on the date of grant
Re-pricing of stock options is not permitted without prior stockholder approval
A minimum three-year vesting period is required for all full-value awards, including time-vested and performance-vested awards, subject to limited exceptions
Grants of awards to eligible employees in any given year are subject to certain limits
“Double-trigger” requirements, upon certain limited termination events, must be met to accelerate vesting of equity awards granted on or after July 1, 2011 in the event of a change in control

We Are Requesting 9 Million Additional Shares
for the Equity Plan

Stockholders are being asked to approve an amendment to our 2008 Stock
Incentive Plan that includes the following key modifications:
Total
Stock Options Outstanding, all plans (1) 40,525,585
Full-Value Awards Outstanding, all plans 5,061,794
Shares Available for Awards, all plans (2) 13,953,023
Dilution and Burn Rate:
1) As of April 21, 2014, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was
$12.59 to $171.94, with a weighted-average exercise price of $82.03.  The closing price of a share of our Common Stock on such date was $143.83.  The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 21, 2014 was 7.0 years.
2) Represents shares of our Common Stock reserved for future awards under all of our equity compensation plans as of April 21, 2014.
Existing Stock Options Outstanding & Shares Available for Grant
Increase the current share reserve by 9,000,000 shares (pre-split) of our Common Stock
Extend the term of the Plan by one-year to April 16, 2024
Including the additional shares requested, the maximum dilution from our equity compensation program would be 14.6% of our market value on a fully-diluted basis
If in-the-money stock options with life of 3 years or less had been exercised, dilution would drop to approximately 13.9% of our market value on a fully-diluted basis
Over the past three years, we have granted an average of 3.37% of the outstanding stock per year
(using the ISS methodology for option equivalents)

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Our Strong Performance Has Created a Significant
Overhang with In-the-Money Options
Year Granted
(Calendar Year)
Options
Outstanding
Options
Exercisable
Weighted Avg.
Exercise Price
Weighted Avg.
Contractual Term
(in years)
Options Held by
Current NEO’s
2013
9,287,455 445,727 $132.48 9.17 441,825
2012
8,180,393 2,016,717 $72.91 8.08 397,694
2011
7,078,393 3,000,829 $59.27 7.02 230,658
2010
4,893,561 3,705,439 $57.40 6.00 405,392
2009
2,546,394 2,546,394 $48.21 4.98 112,942
2008
2,586,478 2,586,478 $62.75 4.00 121,852
2007
1,489,401 1,489,401 $62.25 3.10 108,581
2006
159,234 159,234 $43.93 2.16 0
2005
1,584,618 1,584,618 $28.27 1.44 372,200
2004
293,508 293,508 $14.68 0.36 0
Total
38,099,435 17,828,345 $77.72 6.84 2,191,144

Outstanding Stock Option Awards at Record Date
• Celgene employees have a history of holding onto their awards, creating a pool of exercisable options that are significantly in-the-money

Proposal Six:  Stockholder Proposal for Increased
Disclosure on Political Contributions
American Federation of State, County and Municipal Employees, AFL-CIO,
(AFSCME) submitted Proposal Six requesting the Board to authorize the preparation of an annual report disclosing:
1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications
2. Payments by Celgene used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient
3. Celgene’s membership in and payments to any tax-exempt organization that writes and endorses model legislation
4. Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above

We Recommend Voting Against Proposal Six
Our Board believes that this proposal is unnecessary and would not serve the interests of Celgene stockholders because our Company already makes extensive disclosures about our lobbying activities and the additional information requested by this proposal would be burdensome without providing meaningful additional information.
– Our annual “Celgene Responsibility Report” includes a “Public Policy” section
– A description of our policies and practices regarding public policy activities and the reporting of those activities to the Board’s Nominating, Governance, and Compliance Committee
– A detailed description of our policies and practices concerning political contributions, lobbying activities, and our memberships in trade associations
– A link to quarterly reports of our federal lobbying activity and biannual contribution reports
– A list of the Company’s trade association memberships
– A description and report of the Celgene PAC, which is updated biannually to report all political contribution amounts and recipients

We are a member of several trade associations and industry groups that occasionally may be involved in lobbying activities and use a portion of the membership dues to fund such activities.
Celgene does not specifically direct how these funds are used and may not agree with all positions supported by these organizations.  As a result, disclosure of Celgene’s dues to these organizations could misrepresent Celgene’s position and advocacy on certain legislative issues.
Our website contains extensive information regarding our public policy advocacy and political participation:

Conclusion
• We are a leading biopharmaceutical company with an exceptional track record of value creation resulting in strong stock price outperformance
• Based on operational achievements we expect to sustain our growth profile through 2017 and beyond
• Our Equity Plan is a critical component in our ability to attract and retain key employees responsible for delivering on our long-term financial targets
• Our strong performance and employee confidence in the future has resulted in an overhang of in-the-money options that may penalize the Company in certain dilution and stockholder valuation transfer models
• We recommend stockholders VOTE FOR Proposal Four to amend our Stock
Incentive Plan
• We believe Stockholder Proposal Six is unnecessary as we provide significant disclosure on our lobbying activities and the additional information requested by this proposal would not provide meaningful additional information.
• We recommend stockholders VOTE AGAINST Proposal Six

Additional 2014 Proxy Materials Celgene (NASDAQ: CELG)

Celgene

## Celgene Corporation and Subsidiaries
## Reconciliation of GAAP to Adjusted Net Income
(In millions, except per share data)

| | | Twelve Months Ended December 31, 2013 | 2012 | 2011 | 2010 | 2009 | 2008 |
|---|---|---|---|---|---|---|---|
| Net income attributable to Celgene - GAAP | | $ 1,449.9 | $ 1,456.2 | $ 1,318.1 | $ 880.5 | $ 776.7 | $ (1,533.7) |
| Before tax adjustments: | | | | | | | |
| Net product sales: | | | | | | | |
| Sales of products exited it to be exited: | | | | | | | |
| Pharmion | (1) | - | - | (5.4) | (8.2) | (12.7) | (17.0) |
| Abraxis | (1) | - | - | (21.3) | (15.9) | - | - |
| Collaborative agreements and other revenue: | | | | | | | |
| Abraxis non-core revenues | (2) | - | - | (1.7) | (0.9) | - | - |
| Cost of goods sold (excluding amortization of acquired intangible assets): | | | | | | | |
| Share-based compensation expense | | 18.5 | 12.4 | 9.8 | 6.8 | 4.4 | 2.5 |
| Abraxis and Pharmion inventory step-up | (3) | - | - | 90.3 | 34.7 | 0.4 | 24.6 |
| Products exited it to be exited: | | | | | | | |
| Pharmion | (2) | - | (1.6) | 9.9 | 9.8 | 8.3 | 7.0 |
| Abraxis | (2) | - | - | 13.2 | 9.3 | - | - |
| EntreMed intercompany royalty | (4) | - | - | - | (0.3) | (0.6) | (0.8) |
| Research and development: | | | | | | | |
| Share-based compensation expense | | 144.7 | 102.4 | 104.7 | 82.1 | 64.8 | 44.0 |
| Upfront collaboration payments | (5) | 575.8 | 189.5 | 128.5 | 121.2 | 34.5 | 45.0 |
| Abraxis non-core activities | (2) | - | - | 8.7 | 7.3 | - | - |
| IPR&D impairments | (6) | - | 122.5 | 118.0 | | - | - |
| Purchase of VIDAZA royalty obligation | (7) | - | - | - | - | - | 303.1 |
| Selling, general and administrative: | | | | | | | |
| Share-based compensation expense | | 162.6 | 116.2 | 102.7 | 93.9 | 74.6 | 60.1 |
| Abraxis non-core activities | (2) | - | - | 15.1 | 15.1 | - | - |
| Canadian pricing settlement | (8) | - | - | 9.8 | - | - | - |
| Amortization of acquired intangible assets: | | 262.8 | 194.5 | 289.2 | 203.2 | 83.4 | 104.0 |
| Acquisition related charges and restructuring, net: | | | | | | | |
| Change in fair value of contingent consideration | (9) | 171.1 | 166.4 | (147.5) | 9.7 | - | - |
| Acquisition and restructuring costs | (9) | - | 2.6 | 5.1 | 37.5 | | |
| Acquired in-process research and development | (10) | - | - | - | - | - | 1,740.0 |
| Other income (expense), net: | | | | | | | |
| Non-operating asset impairment | | 80.0 | - | - | - | - | - |
| EntreMed, Inc. equity method loss | (4) | - | - | 0.6 | 1.3 | 1.4 | 3.6 |
| Abraxis non-core activities | (2) | - | - | 2.0 | (1.4) | - | - |
| Gain on divestment of non-core activities | | - | - | (2.9) | - | - | - |
| Non-controlling interest: | | | | | | | |
| Abraxis non-core activities | (2) | - | - | (0.7) | (0.3) | - | - |
| Net income tax adjustments | (12) | (302.3) | (198.6) | (293.3) | (174.9) | (63.9) | (63.6) |
| Net income attributable to Celgene - Adjusted | | $ 2,563.1 | $ 2,162.5 | $ 1,752.9 | $ 1,310.5 | $ 971.3 | $ 718.8 |
| Net income per common share attributable to Celgene - Adjusted | | | | | | | |
| Basic | | $ 6.19 | $ 5.02 | $ 3.85 | $ 2.83 | $ 2.11 | $ 1.62 |
| Diluted | | $ 5.96 | $ 4.91 | $ 3.79 | $ 2.79 | $ 2.08 | $ 1.56 |

Reconciliation Tables 16

Reconciliation Tables

Explanation of adjustments:
(1) Exclude sales related to non-core former Pharmion Corp., or Pharmion, and Abraxis BioScience Inc., or Abraxis products to be divested.
(2)
Exclude the estimated impact of activities arising from the acquisition of Abraxis that are not related to core nab technology and were divested in 2011, including other miscellaneous revenues, cost of goods sold (excluding amortization of acquired intangible assets), operating expenses and other costs related to such activities.  Exclude the net (benefit) cost of activities arising from the acquisition of Pharmion that are planned to be exited.
(3)
Exclude acquisition-related inventory step-up adjustments to fair value which were expensed for Abraxis in 2011 and 2010 and Pharmion in 2009 and 2008.
(4)
Exclude the Company's share of EntreMed, Inc. THALOMID royalties and equity losses.
(5)
Exclude upfront payments for research and development collaboration arrangements and purchases of intellectual property for unapproved products.
(6)
Exclude in-process research and development, or IPR&D, impairments.
(7) Exclude the purchase of VIDAZA royalty obligations related to unapproved forms.
(8)
Exclude pricing settlement with the Patented Medicine Prices Review Board of Canada related to sales of THALOMID.
(9)
Exclude acquisition related charges and restructuring, including changes in the fair value of contingent consideration, related to the acquisitions of
   Gloucester, Abraxis and Avila.
(10) Exclude the IPR&D write-off related to the acquisition of Pharmion Corp. in 2008.
(11) Exclude impairment of royalty receivable asset that was received in 2011 as partial consideration in the sale of the non-core assets obtained by Celgene in the acquisition of Abraxis.
(12)
Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including one-time effects of changes in tax law, acquisition related matters, adjustments to the amount of unrecognized tax benefits and deferred taxes on unremitted foreign earnings.
Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Net Income

## Return on Invested Capital (ROIC)

| | 2013 | 2012 | 2011 | 2010 | 2009 | 2008 |
|---|---|---|---|---|---|---|
| **Operating income** | 1,808,900 | 1,746,442 | 1,442,753 | 989,635 | 841,526 | (1,464,218) |
| Certain charges (1) | | | | | | 2,043,069 |
| **Operating income (non-GAAP for 2008)** | 1,808,900 | 1,746,442 | 1,442,753 | 989,635 | 841,526 | 578,851 |
| | | | | | | |
| Effective tax rate | 13% | 13% | 7% | 13% | 20% | 24% |
| **Operating income after tax (non-GAAP for 2008)** | 1,575,056 | 1,512,428 | 1,339,017 | 860,221 | 669,930 | 439,272 |
| | | | | | | |
| Total equity | 5,589,900 | 5,694,467 | 5,512,727 | 5,995,472 | 4,394,606 | 3,491,328 |
| Certain charges (1) | 1,979,510 | 1,979,510 | 1,979,510 | 1,979,510 | 1,979,510 | 1,979,510 |
| Total debt | 4,741,269 | 3,079,792 | 1,802,269 | 1,247,584 | - | - |
| **Total capital** | 12,310,679 | 10,753,769 | 9,294,506 | 9,222,566 | 6,374,116 | 5,470,838 |
| | | | | | | |
| Total capital beginning of period | 10,753,769 | 9,294,506 | 9,222,566 | 6,374,116 | 5,470,838 | 3,040,499 |
| Total capital end of period | 12,310,679 | 10,753,769 | 9,294,506 | 9,222,566 | 6,374,116 | 5,470,838 |
| **Average total capital** | 11,532,224 | 10,024,138 | 9,258,536 | 7,798,341 | 5,922,477 | 4,255,669 |
| | | | | | | |
| **ROIC** | **13.7%** | **15.1%** | **14.5%** | **11.0%** | **11.31%** | **10.3%** |

## Return on Invested Capital (ROIC), Net of Cash

| | 2013 | 2012 | 2011 | 2010 | 2009 | 2008 |
|---|---|---|---|---|---|---|
| **Operating income** | 1,808,900 | 1,746,442 | 1,442,753 | 989,635 | 841,526 | (1,464,218) |
| Certain charges (1) | | | | | | 2,043,069 |
| **Operating income (non-GAAP for 2008)** | 1,808,900 | 1,746,442 | 1,442,753 | 989,635 | 841,526 | 578,851 |
| | | | | | | |
| Effective tax rate | 13% | 13% | 7% | 13% | 20% | 24% |
| **Operating income after tax (non-GAAP for 2008)** | 1,575,056 | 1,512,428 | 1,339,017 | 860,221 | 669,930 | 439,272 |
| | | | | | | |
| Total equity (less cash) | (97,089) | 1,794,197 | 2,864,573 | 3,394,171 | 1,397,854 | 1,269,237 |
| Certain charges (1) | 1,979,510 | 1,979,510 | 1,979,510 | 1,979,510 | 1,979,510 | 1,979,510 |
| Total debt | 4,741,269 | 3,079,792 | 1,802,269 | 1,247,584 | - | - |
| **Total capital** | 6,623,690 | 6,853,499 | 6,646,352 | 6,621,265 | 3,377,364 | 3,248,747 |
| | | | | | | |
| Total capital beginning of period | 6,853,499 | 6,646,352 | 6,621,265 | 3,377,364 | 3,248,747 | 3,040,499 |
| Total capital end of period | 6,623,690 | 6,853,499 | 6,646,352 | 6,621,265 | 3,377,364 | 3,248,747 |
| **Average total capital** | 6,738,595 | 6,749,926 | 6,633,809 | 4,999,315 | 3,313,056 | 3,144,623 |
| | | | | | | |
| **ROIC** | **23.37%** | **22.41%** | **20.18%** | **17.21%** | **20.22%** | **13.97%** |

(1) Excludes $1.7 billion of IPR&D expense in 2008 associated with the acquisition of Pharmion, as well as $300 million of expense related to the acquisition of intellectual property rights for Vidaza in 2008 prior to it's launch. Amounts adjusted for tax effects in 2008 are excluded from equity in all years including and subsequent to 2008.

ROIC Calculation 18

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 18, 2014:

The Proxy Statement, a sample of the form of proxy card sent or given to stockholders by Celgene

Corporation, and the Annual Report to Stockholders are available at http://www.proxyvote.com or on the

Investor Relations page of Celgene Corporation’s website at www.celgene.com.